                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary information statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive information statement

                       VIDEO NETWORK COMMUNICATIONS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      -------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------

(5)   Total fee paid:

      -------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount Previously Paid:

      -------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

      -------------------------------------------------------------------------

(3)   Filing Party:

      -------------------------------------------------------------------------

(4)   Date Filed:

      -------------------------------------------------------------------------

                       Video Network Communications, Inc.
                               100 Williams Street
                            New York, New York 10038

                          INFORMATION STATEMENT NOTICE

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

         Notice is hereby given that on June 17, 2003, we received the written consent, in lieu of a meeting of stockholders, from the holder of a majority of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from "Video Network Communications, Inc." to "TalkPoint Communications Inc."

         You are encouraged to read the attached Information Statement, including the exhibit, for further information regarding this action.

         This is not a notice of a meeting of stockholders and no stockholders' meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and Section 228(e) of the Delaware General Corporation Law.

                                         By Order of the Board of Directors

                                         /s/ Adam Ableman
                                         --------------------------------------
                                         Adam Ableman
                                         Secretary

New York, New York
July 14, 2003

                       Video Network Communications, Inc.
                               100 Williams Street
                            New York, New York 10038

                              INFORMATION STATEMENT

         The purpose of this Information Statement is to notify the holders of our common stock as of the close of business on June 17, 2003 (the "Record Date"), that on June 17, 2003 we received the written consent, in lieu of a meeting of stockholders, from the holder of 33,189,824 shares of our common stock, representing approximately 57% of our outstanding voting stock, approving an amendment to our certificate of incorporation that will change our name from "Video Network Communications, Inc." to "TalkPoint Communications Inc."

         This Information Statement is first being mailed or furnished to stockholders on or about July 24, 2003, and the name change amendment described herein will not become effective until at least 20 days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We will also, upon request, reimburse brokers, banks and similar organizations for reasonable out-of-pocket expenses incurred in forwarding this Information Statement to their clients.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                               SECURITY OWNERSHIP

         As of the Record Date, there were 58,176,919 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote.

         The following table sets forth certain information concerning the ownership of our common stock, as of July 14, 2003, by (i) all persons known by us to beneficially own five percent (5%) or more of the outstanding shares of common stock, (ii) each director and executive officer required to be named hereunder and (iii) all of our directors and executive officers as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws where applicable.

                                                                                   Shares of VNCI Common Stock
                                                                                       Beneficially Owned
                                                                              Number                    Percentage(1)
          Principal Stockholder:
          Moneyline Telerate Holdings (2)                                    33,289,824                    57.2%
          EBC Affiliates (3)                                                  4,651,241                     8.0%
          Rubenstein Affiliates (4)                                           8,059,163                    13.9%
          Directors and Executive Officers:
          Adam Ableman (5)                                                   33,289,824                    57.2%
          Charles F. Auster (6)                                              33,289,824                    57.2%
          Nicholas Balletta (7)                                                      --                     *
          Bernard Battista (8)                                               33,289,824                    57.2%
          Eugene R. Cacciamani (9)                                               14,187                     *
          Ronald K. Dobes (10)                                                   14,999                     *
          Frank Joanlanne (11)                                                       --                     *
          Lawrence Kinsella (12)                                             33,289,824                    57.2%
          Carl Muscari (13)                                                     137,500                     *
          Alexander Russo (14)                                               33,289,824                    57.2%
          David A. Walsh (15)                                                33,289,824                    57.2%
          All directors and executive officers as a group
          (11 persons) (16)                                                  33,456,510                    57.5%

----------

(1) Applicable percentage of ownership as of July 14, 2003 is based on 58,176,919 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with rules of the SEC. For each beneficial owner, shares of Common Stock subject to options or warrants exercisable within 60 days of July 14, 2003 are deemed outstanding.

(2) Moneyline Telerate Holdings holds its interest in VNCI through its wholly owned subsidiary Moneyline Networks, LLC. The address of Moneyline Networks, LLC and of Moneyline Telerate Holdings is 233 Broadway, New York, NY 10279. Includes 100,000 shares of Common Stock that may be acquired upon the exercise of warrants.

(3) EBC Affiliates refers to EarlyBirdCapital and certain of its affiliates. The address of EarlyBirdCapital and its affiliates is One State Street Plaza, 24th Floor, New York, New York 10004. Includes 812,631 shares of Common Stock that may be acquired upon exercise of options and warrants.

(4) Rubenstein Affiliates refers to Mr. Barry Rubenstein, Wheatley, Seneca, Woodland Fund, Woodland Partners, Woodland Services Corporation and the Rubenstein Foundation. The address of Mr. Barry Rubenstein and the Rubenstein Foundation is 68 Wheatley Road, Brookville, New York 11545. The address of Wheatley is 80 Cuttermill Road, Great Neck, New York 11021. The address of Seneca, Woodland Fund, Woodland Partners and Woodland Services Corp. is 68 Wheatley Road, Brookville, New York 11545. Woodland Services Corp. is a general partner of Seneca and Woodland Fund. Mr. Barry Rubenstein is a general partner of Wheatley, Seneca, Woodland Fund and Woodland Partners, an officer and director of Woodland Services Corp. and a Trustee of the Rubenstein Foundation. Mrs. Marilyn Rubenstein is a general partner of Woodland Partners, a Trustee of the Rubenstein Foundation and an officer of Woodland Services Corp., and is the wife of Mr. Barry Rubenstein. Each of Mr. Barry Rubenstein and Mrs. Marilyn Rubenstein disclaim ownership of these securities except to the extent of his or her equity interest therein. Applewood Capital Corp.,

      Irwin Lieber and Barry Fingerhut are also general partners of Wheatley, and Messrs. Irwin Lieber and Barry Fingerhut are also officers and directors of Applewood Capital Corp., and as such, may be deemed to exercise voting and investment power over the securities owned by Wheatley. Seth Lieber and Jonathan Lieber are also general partners of Wheatley and officers of Applewood Capital Corp., and as such, may be deemed to exercise voting and investment power over these securities owned by Wheatley. Applewood Capital Corp., Irwin Lieber, Barry Fingerhut, Seth Lieber and Jonathan Lieber disclaim beneficial ownership of the equity securities owned by Wheatley except to the extent of his or its equity interest therein. Brian Rubenstein and Rebecca Altman are also Trustees of the Rubenstein Foundation and, as such, may be deemed to exercise beneficial ownership of these securities owned by the foundation. Brian Rubenstein is the son and Rebecca Altman is the daughter of Barry and Marilyn Rubenstein. Each disclaims beneficial ownership of the equity securities owned by the Rubenstein Foundation except to the extent of his or her equity interest therein. Includes 1,135,790 shares of Common Stock that may be acquired upon exercise of warrants.

(5) The address of Mr. Ableman is c/o Moneyline, 233 Broadway, New York, NY 10279. Includes 100,000 shares of Common Stock issuable upon the exercise of warrants. Mr. Ableman may be deemed to beneficially own Moneyline's interest in VNCI, however, Mr. Ableman disclaims any such beneficial ownership.

(6) The address of Mr. Auster is c/o One Equity Partners, 320 Park Ave., 18th Floor New York, NY 10022. Includes 100,000 shares of Common Stock issuable upon the exercise of warrants. Mr. Auster may be deemed to beneficially own Moneyline's interest in VNCI, however, Mr. Auster disclaims any such beneficial ownership.

(7) The address of Mr. Balletta is c/o Video Network Communications, Inc., 100 Williams Street, 8th floor, New York, New York 10038.

(8) The address of Mr. Battista is c/o Moneyline, 233 Broadway, New York, NY 10279. Includes 100,000 shares of Common Stock issuable upon the exercise of warrants. Mr. Battista may be deemed to beneficially own Moneyline's interest in VNCI, however, Mr. Battista disclaims any such beneficial ownership.

(9) The address of Dr. Cacciamani is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Consists of 14,187 shares of Common Stock issuable upon exercise of options.

(10) The address of Mr. Dobes is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Consists of 14,999 shares of Common Stock issuable upon exercise of options.

(11) The address of Mr. Joanlanne is c/o Video Network Communications, Inc., 100 Williams Street, 8th floor, New York, New York 10038.

(12) The address of Mr. Kinsella is c/o Moneyline, 233 Broadway, New York, NY 10279. Includes 100,000 shares of Common Stock issuable upon the exercise of warrants. Mr. Kinsella may be deemed to beneficially own Moneyline's interest in VNCI, however, Mr. Kinsella disclaims any such beneficial ownership.

(13) The address of Mr. Muscari is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Consists of 137,500 shares of Common Stock issuable upon exercise of options.

(14) The address of Mr. Russo is c/o Moneyline, 233 Broadway, New York, NY 10279. Includes 100,000 shares of Common Stock issuable upon the exercise of warrants. Mr. Russo may be deemed to beneficially own Moneyline's interest in VNCI, however, Mr. Russo disclaims any such beneficial ownership.

(15) The address of Mr. Walsh is c/o Moneyline, 233 Broadway, New York, NY 10279. Includes 100,000 shares of Common Stock issuable upon the exercise of warrants. Mr. Walsh may be deemed to beneficially own Moneyline's interest in VNCI, however, Mr. Walsh disclaims any such beneficial ownership.

(16) Includes 266,686 shares of Common Stock issuable to executive officers and directors upon exercise of options and warrants.

----------

*     Less than one percent

                               STOCKHOLDER ACTION

Introduction

         On June 13, 2003, our Board of Directors unanimously approved an amendment and restatement of our Certificate of Incorporation that would change our name from "Video Network Communications, Inc." to "TalkPoint Communications Inc." (the "Name Change Amendment") and submitted such matter for stockholder approval. On June 17, 2003, Moneyline Networks, LLC, a stockholder holding approximately 57% of our outstanding voting stock, acting by majority written consent, approved and ratified the Name Change Amendment, a copy of which is attached to this Information Statement as Exhibit A.

Purpose of the Name Change

         Our Board of Directors has determined that it is in our best interest to adopt a name more readily identifiable with our current strategic focus as a full-service communications provider. Consequently, the Board of Directors has recommended changing our name from "Video Network Communications, Inc." to "TalkPoint Communications Inc."

Effects of the Name Change

         Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Video Network Communications, Inc." will continue to be valid and represent shares of TalkPoint Communications Inc. following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

Vote Required

         The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from "Video Network Communications, Inc." to "TalkPoint Communications Inc.," which vote was obtained by a majority written consent dated June 17, 2003.

Dissenters' Rights of Appraisal

         The Delaware General Corporation Law does not provide for appraisal rights in connection with our name change.

                                  OTHER MATTERS

         On June 17, 2003, Moneyline Networks, LLC, the holder of a majority of our outstanding common stock, acting by majority written consent, also ratified modifications to the Company's 1999 Stock Incentive Plan which the Board of Directors recently approved. These modifications, which permit the granting of options on not more than 1,000,000 shares of our common stock to any one individual in any calendar year, were adopted in order to provide adequate flexibility with respect to incentivizing certain of our directors and members of our management. Prior to this modification, the Company's 1999 Stock Incentive Plan prohibited the granting of options on more than 500,000 shares of our common stock to any one individual in any calendar year.

                             ADDITIONAL INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

                                                                       EXHIBIT A

                                 WRITTEN CONSENT

                           OF THE MAJORITY STOCKHOLDER

                                       OF

                       VIDEO NETWORK COMMUNICATIONS, INC.

                         ------------------------------

                        Pursuant to Section 228(a) of the
                       the General Corporation Law of the
                                State of Delaware

                         ------------------------------

         The following action is taken by the majority stockholder of Video Network Communications, Inc., a Delaware corporation (the "Corporation"), by written consent, as of June 17, 2003, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (the "DGCL") permitting such action to be taken.

    Ratification of Modification to Corporation's 1999 Stock Incentive Plan.
    ------------------------------------------------------------------------

         WHEREAS, the Board of Directors of the Corporation (the "Board") believes it is in the best interests of the Corporation to incentivize certain directors of the Corporation, members of the Corporation's management and member of management of affiliates of the Corporation, each of whom are contributing to the success of the Corporation, through the granting of appropriate stock options in accordance with the Corporation's 1999 Stock Incentive Plan (the "1999 Plan");

         WHEREAS, the 1999 Plan previously contained a provision that prohibits the granting of options on greater than 500,000 shares of Common Stock of the Corporation to any one individual in any calendar year; and

         WHEREAS, in order to provide adequate flexibility with respect to incentivizing certain directors of the Corporation, members of the Corporation's management and member of management of affiliates of the Corporation, the Board resolved to modify the 1999 Plan to permit the granting of options on not more than 1,000,000 shares of Common Stock of the Corporation to any one individual in any calendar year (the "Modification").

         NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approves and ratifies the Modification.

         Amendment of Corporation's Name.
         --------------------------------

         WHEREAS, the Board has determined that it is in the best interests of the Corporation to amend its certificate of incorporation to change the Corporation's name from "Video Network Communications, Inc." to "TalkPoint Communications Inc.";

         WHEREAS, the Board has adopted resolutions (i) setting forth the proposed amendment and declaring its advisability and (ii) authorizing and directing the preparation and filing of a Fifth Amended and Restated Certificate of Incorporation of the Company, memorializing this corporate name change as well as the previously adopted (x) First Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company and (y) Second Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Company; and

         WHEREAS, Section 242 of the DGCL requires that a majority of the Corporation's outstanding stock entitled to vote must approve such a proposed amendment and restatement.

         NOW, THEREFORE, BE IT RESOLVED, that the undersigned hereby approves the proposed amendment and restatement, as set forth in Exhibit A attached hereto.

                           [no more text on this page]

         IN WITNESS WHEREOF, the undersigned, being the majority stockholder of this Corporation, does hereby consent to the foregoing action as of the day and year first above written.

                                        Moneyline Networks, LLC

                                        By:   /s/ Lawrence Kinsella
                                           ---------------------------
                                        Name: Lawrence Kinsella
                                        Title: Chief Financial Officer

                                    Exhibit A
                                    ---------

             FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       VIDEO NETWORK COMMUNICATIONS, INC.

         Video Network Communications, Inc. (the "Corporation") is a corporation organized and existing under the laws of the State of Delaware. The original Certificate of Incorporation of the Corporation (as later amended and restated, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on October 5, 1993. This Amended and Restated Certificate of Incorporation of the Corporation (the "Amended and Restated Certificate of Incorporation"), which restates, integrates and further amends the Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Corporation does hereby certify on this ______th day of _______, 2003 that:

                                  ARTICLE FIRST
                                      NAME

         The name of the corporation is: TalkPoint Communications Inc. (the "Corporation").

                                 ARTICLE SECOND
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle, Delaware, and the name of the Corporation's registered agent in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THIRD
                                     PURPOSE

         The purpose or purposes for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH
                                  CAPITAL STOCK

         The total number of shares which the Corporation shall have authority to issue is ninety-two million five hundred thousand (92,500,000) shares of capital stock, of which ninety million (90,000,000) shares shall be common stock, par value of $.01 per share ("Common Stock"), and two million five hundred thousand (2,500,000) shall be preferred stock, par value $.01 per share ("Preferred Stock").

                                  ARTICLE FIFTH
                                  COMMON STOCK

         On February 5, 2002 (the "Effective Date"), each five (5) shares of authorized Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Date shall automatically be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, par value $0.01 (a "New Share"). Each holder of record of shares of Common Stock so reclassified and converted shall on the Effective Date automatically become the record owner of the number of New Shares as shall result from such reclassification and conversion. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock so reclassified and converted at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of New Shares of which he, she or it is the record owner after giving effect to the provisions of this Article Fifth. The Corporation shall not issue fractional New Shares. Stockholders entitled to receive fractional New Shares shall receive, in lieu thereof, cash in an amount equal to the product of (a) the number of shares of the Common Stock held by such holder immediately prior to the Effective Date which have not been classified into a whole New Share, (b) multiplied by the closing price per share of the Common Stock as reported on the Over the Counter Bulletin Board (the "OTC") (or such other quotation or listing system on which the Common Stock may then be listed or quoted) on the last business day prior to the Effective Date on which such closing price was published by the OTC.

                                  ARTICLE SIXTH
                                 PREFERRED STOCK

                  Section A. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more classes or series as the Board of Directors of the Corporation (the "Board"), by resolution or resolutions, may from time to time determine, each of such classes or series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such class or series may differ from those of any and all other class or series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

                  1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such class or series, which number (except where otherwise provided by the Board in the resolution establishing such class or series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such class or series then outstanding) from time to time by like action of the Board;

                  2. The rights in respect of dividends, if any, of such class or series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  3. The right, if any, of the holders of such class or series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange;

                  4. Whether or not shares of such class or series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such class or series of Preferred Stock may be redeemed;

                  5. The rights, if any, of the holders of such class or series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

                  6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such class or series of the Preferred Stock;

                  7. The voting powers, if any, of the holders of any class or series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class or series by itself or together with the holders of any other class or classes or series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized directorships of the Corporation) generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant thereto; and

                  8. Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board shall determine.

                  Section B.  Rights of Preferred Stock.

                  1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of this Article Fifth), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of this Article Fifth), and subject further to any other conditions that may be fixed in accordance with the provisions of this Article Fifth, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

                  2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of this Article Fifth), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

                  3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to this Article Fifth granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock may have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders. The number of authorized shares of Preferred Stock and each class of Common Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of shares having a majority of the total number of votes which may be cast in the election of directors of the Corporation by all stockholders entitled to vote in such an election, voting together as a single class.


                                 ARTICLE SEVENTH
                                    DURATION

         The Corporation is to have perpetual existence.

                                 ARTICLE EIGHTH
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                  ARTICLE NINTH
                                 INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify and hold harmless any and all persons who it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those stockholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                  ARTICLE TENTH
                               BOARD OF DIRECTORS

         Section A. Classified Board. The Board of Directors shall be divided into three classes, as nearly equal in number as the then-authorized number of directors constituting the Board permits, with the term of office of one class expiring each year and with each director serving for a term ending at the third annual meeting of stockholders following the annual meeting at which such director was elected. One class of directors shall be initially elected for a term expiring at the annual meeting of shareholders to be held in 1999, the second class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2000 and the third class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2001. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Any vacancy on the Board resulting from the resignation or removal of a director may be filled by the remaining members of the Board of Directors, and the director so chosen shall hold office for the remainder of the full term of the resigning or removed director's seat.

         Section B. Vote Required for Modification of Classified Board. Any action to amend or repeal this Article Ninth will require the affirmative vote of the holders of 66 2/3% of the outstanding shares of Common Stock, voting together as a single class, unless such action has been previously approved by a majority vote of the full Board, in which case the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon will be sufficient to amend or repeal any provision of this Article Ninth.

                                ARTICLE ELEVENTH
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No modifications or repeal of the provisions of this Article Tenth shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

                                 ARTICLE TWELFTH
                             RIGHTS OF STOCKHOLDERS

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         From time to time any of the provisions of this Fifth Amended and
Restated Certificate of Incorporation may be amended, altered, or replaced, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Twelfth.

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         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation herein before named, hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on the date first written above.

                                        By:
                                           ------------------------------------
                                        Name: Nicholas Balletta
                                        Title: Chief Executive Officer

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